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                                                                    EXHIBIT 4(g)

                DECLARATION OF TRUST OF COMERICA CAPITAL TRUST II


 This DECLARATION OF TRUST, dated as of June 12, 2001 (this "Declaration"), is entered by and among COMERICA INCORPORATED, a Delaware corporation, as sponsor (the "Sponsor"), Chase Manhattan Bank USA, National Association, a national banking association, as trustee (the "Delaware Trustee"), Chase Manhattan Trust Company, National Association, a national banking association, as trustee (the "Property Trustee"), and Ronald D. Marks, as trustee (the "Administrative Trustee" and collectively with the Delaware Trustee and the Property Trustee, the "Trustees").

The Sponsor and the Trustees hereby agree as follows:

1. The trust created hereby (the "Trust") shall be known as "Comerica Capital Trust II", in which name the Trustees, or the Sponsor to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

2. The Sponsor hereby assigns, transfers, conveys and sets over to the Trust the sum of ten dollars ($10.00), which amount shall constitute the initial trust estate. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. Section 3801, et seq. (the "Business Trust Act"), and that this document constitutes the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State.

3. The Sponsor and the Trustees will enter into an amended and restated declaration of trust, satisfactory to each such party (and substantially in the form included as an exhibit to the 1933 Act Registration Statement (as defined below)), to provide for the contemplated operation of the Trust created hereby and the issuance of preferred securities (the "Preferred Securities") and common securities by the Trust as such securities will be described therein. Prior to the execution and delivery of such amended and restated declaration of trust, the Trustees shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery and licenses, consents or approvals required by applicable law or otherwise.

4.       The Sponsor, as sponsor of the Trust, is hereby authorized and directed
         (i) to prepare and file with the Securities and Exchange Commission (the "Commission") (a) a Registration Statement on Form S-3 (the "1933 Act Registration Statement"), including any pre-effective or post-effective amendments to the 1933 Act Registration Statement, relating to the registration under the Securities Act of 1933, as amended, of the Preferred Securities of the Trust and possibly certain other securities and (b) a Registration Statement on Form 8-A (the "1934 Act Registration Statement") (including all pre-effective and post-effective amendments thereto) relating to the registration of the Preferred Securities of the Trust under the Securities Exchange Act of 1934, as amended; (ii) to file with the New


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         York Stock Exchange or any other national stock exchange or The Nasdaq
         National Market (each, an "Exchange") and execute on behalf of the Trust one or more listing applications and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Preferred Securities to be listed on any of the Exchanges; (iii) to negotiate and execute an underwriting agreement among the Trust, the Sponsor and the underwriter(s) thereto relating to the offer and sale of the Preferred Securities, substantially in the form included or to be incorporated as an exhibit to the 1933 Act Registration Statement, (iv) to execute and file such applications, reports, surety bonds, irrevocable consents, appointments of attorneys for service of process and other papers and documents as shall be necessary or desirable to register the Preferred Securities under the securities or "Blue Sky" laws of such jurisdictions as the Sponsor, on behalf of the Trust, may deem necessary or desirable and
         (v) to execute and deliver letters or documents to, or instruments for filing with, a depository relating to the Preferred Securities of the Trust. It is hereby acknowledged and agreed that in connection with any document referred to in clauses (i), (ii) and (iv) above, Chase Manhattan Bank USA, National Association and Chase Manhattan Trust Company, National Association, in their capacities as trustees of the Trust, shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required by the rules and regulations of the Commission, the Exchanges or state securities or blue sky laws, and in such case only to the extent so required.

5.       This Declaration may be executed in one or more counterparts.

6. The number of Trustees initially shall be three (3) and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Sponsor which may increase or decrease the number of Trustees; provided that, to the extent required by the Business Trust Act, one Trustee shall be an entity that has its principal place of business in the State of Delaware. Subject to the foregoing, the Sponsor is entitled to appoint or remove without cause any Trustee at any time. The Trustees may resign upon thirty days prior notice to the Sponsor.

7. Chase Manhattan Bank USA, National Association, in its capacity as trustee, shall not have the powers or the duties of the Property Trustee or the Administrative Trustee set forth herein (except as may be required under the Business Trust Act) and shall be a Trustee hereunder for the sole and limited purpose of fulfilling the requirements of Section 3807(a) of the Business Trust Act.

8. The Trust may be dissolved and terminated before the issuance of the Preferred Securities at the election of the Sponsor.

9. The Sponsor hereby agrees to (i) reimburse the Trustees for all reasonable expenses (including reasonable fees and expenses of counsel and other experts) and (ii) indemnify, defend and hold harmless the Trustees and any of the officers, directors, employees and agents of the Trustees (the "Indemnified Persons") from and against any and all losses, damages, liabilities, claims, actions, suits, costs, expenses, disbursements (including the


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         reasonable fees and expenses of counsel), taxes and penalties of any kind and nature whatsoever (collectively, "Expenses"), to the extent that such Expenses arise out of, or are imposed upon, or are asserted at any time against, such Indemnified Persons with respect to the performance of this Declaration, the creation, operation or termination of the Trust or the transactions contemplated hereby; provided, however, that the Sponsor shall not be required to indemnify any Indemnified Person for any Expenses which are a result of the willful misconduct, bad faith or gross negligence of such Indemnified Person.

10. This Declaration shall be governed by and construed in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the parties hereto have caused this Declaration to be duly executed as of the day and year first above written.

                              COMERICA INCORPORATED, as Sponsor


                              By: /s/ Mark W. Yonkman
                                 ----------------------------------------
                                   Name:
                                   Title: First Vice President, Assistant
                                          Secretary and General Counsel -
                                          Investment Bank & Corporate Finance


                              CHASE MANHATTAN TRUST COMPANY,
                              National Association, as trustee of the Trust

                              By: /s/ D. Kovach
                                 -------------------------------------------
                                      Name:  D. Kovach
                                      Title: Assistant Vice President

                              CHASE MANHATTAN BANK USA,
                              NATIONAL ASSOCIATION,
                              as trustee of the Trust

                              By: /s/ Denis Kelly
                                 -------------------------------------------
                                      Name:  Denis Kelly
                                      Title: Assistant Vice President

                              RONALD D. MARKS, as trustee of the Trust

                              By: /s/ Ronald D. Marks
                                 -------------------------------------------